AMENDMENT AGREEMENT TO THE

Property OPTION AGREEMENT

THIS AMENDMENT AGREEMENT TO THE PROPERTY OPTION (hereinafter referred to as this “Amendment Agreement”) is made as of 15th day of October, 2020.

BETWEEN:

37 CAPITAL INC., having an office at Suite 400, 570 Granville Street,

Vancouver, B.C. Canada, V6C 3P1

(hereinafter referred to as "37 Capital")

OF THE FIRST PART

AND:

EAGLE PLAINS RESOURCES LTD., having an office at Suite 200

44 - 12th Avenue South, Cranbrook, BC, V6C 2R7

(hereinafter referred to as "Eagle Plains")

OF THE SECOND PART

Eagle Plains and 37 Capital shall collectively be referred to as “the Parties”.

A.	The Parties entered into and executed the Property Option Agreement in respect to the Acacia Property dated 30th September, 2019 (the “Property Option Agreement”) as more particularly described in Schedule “A” attached hereto;

B.	For reasons beyond its control, 37 Capital was not able to incur the required amount of $100,000 (One Hundred Thousand Dollars) in property related expenditures during the 1st Anniversary of the Property Option Agreement;

and,

C.	The Parties wish to make certain amendments to the Property Option Agreement in order to maintain the Property Option Agreement in good standing and in full force and effect.

NOW THEREFORE, this Amendment Agreement witnesses that for good and valuable consideration, the receipt and sufficiency of which is acknowledged, Eagle Plains and 37 Capital hereby agree as follows:

1). Article 2.1(b) shall be deleted in its entirety, and shall be replaced by the following:

b) In lieu of not having incurred the required $100,000 (One Hundred Thousand Dollars) in property related expenditures during the 1st Anniversary of the Property Option Agreement, 37 Capital will issue to Eagle Plains 50,000 (Fifty Thousand) common shares in the capital of 37 Capital as fully paid and non-assessable which will have the applicable regulatory hold period from trading of 4 months and one day and which shall be issued within a period of five (5) business days after the execution of this Amendment Agreement by both Parties.

2.	Pursuant to Article 2.1(d)(i), 37 Capital will issue to Eagle Plains 50,000 (Fifty Thousand) common shares in the capital of 37 Capital, as fully paid and non-assessable, which will have the applicable regulatory hold period from trading of 4 months and one day and which shall be issued within a period of five (5) business days after the execution of this Amendment Agreement by both Parties.

3.       Article 2.1(d)(ii) shall be deleted in its entirety and shall be replaced as follows:

(d)(ii) “shall make a firm commitment to incur a total amount of $200,000 (Two Hundred Thousand Dollars) in property related expenditures during the 2nd Period of the Property Option Agreement;”

4.       The Second Anniversary of the Property Option Agreement shall be August 31, 2021.

5.       Article 2.1(p) shall be deleted in its entirety and shall be replaced as follows:

“At all times, and without any exceptions whatsoever, 37 Capital shall be the Operator of the Acacia Property. However, a subsidiary of Eagle Plains namely TerraLogic Exploration Inc. (“TerraLogic”) shall conduct the field work on the Acacia Property during the 2nd Anniversary of the Property Option Agreement on the clear understanding and agreement that TerraLogic will ensure and will guarantee that all property related expenditures shall meet the requirements of and will qualify for Super Flow-Through Shares funding as per the regulations of the applicable Federal and Provincial Governments. Furthermore, TerraLogic shall be exclusively responsible to carry out and maintain an insurance policy covering all risks including public liability insurance in respect to all of its activities on the Acacia Property. After the 2nd Anniversary of the Property Option Agreement, 37 Capital shall not be obligated to use the services of TerraLogic for field work unless the Parties agree to do so in writing and by mutual consent.

6.	All other terms and conditions of the Property Option Agreement shall remain unchanged and shall be in full force and effect.

7.	This Amendment Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Parties agree that the courts of the Province of British Columbia shall have the sole jurisdiction to entertain any action or other legal proceedings that may arise out of this Amendment Agreement.

8.	The Parties may execute this Amendment Agreement in counterparts and may deliver same by facsimile or by electronic mail, each facsimile or electronic mail being deemed to be an original and such counterparts, shall be deemed to form one and the same instrument bearing the date set forth above notwithstanding the date of actual execution.

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IN WITNESS WHEREOF the Parties hereto have hereunto executed these presents as of the day and year first above written.

THE CORPORATE SEAL OF
37 Capital Inc. was hereunto affixed

in the presence of:

_____________________________________
Authorized Signatory

THE CORPORATE SEAL OF
Eagle Plains Resources Ltd. was hereunto affixed

in the presence of:

_____________________________________
Authorized Signatory

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